UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 29, 2011

CORNERSTONE CORE PROPERTIES
REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement.

Officer and Director Indemnification Agreements

General Provision and Standards for Indemnification

On December 29, 2011, Cornerstone Core Properties REIT, Inc. (the “Company”) entered into Indemnification Agreements (the “Agreements”) with each of the members of its Board of Directors (the “Board”) and each person holding office as an officer of the Company (the “Officers”), with the exception in each case of Terry Roussel, who elected not to accept an agreement (together the Board and the Officers with such exception are referred to as the “Indemnitees”).

The Company has agreed to indemnify and advance certain expenses to the Indemnitees as provided for in the Agreements and as otherwise permitted by Maryland law in effect on the date of the Agreements.  The Company has agreed to indemnify the Indemnitees against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by him or her on his or her behalf in connection with any proceeding unless it is established by clear and convincing evidence that (a) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

Limitations on Indemnification

The Company will not indemnify an Indemnitee for any loss or liability unless all of the following conditions are met:  (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) with respect to the Board, such loss or liability was not the result of gross negligence or willful misconduct and with respect to the Officers, such loss or liability was not the result of negligence or misconduct; and (iv) such indemnification is recoverable only out of the Company’s net assets and not from the Company’s stockholders, investors or stakeholders.

Furthermore, the Company will not indemnify an Indemnitee:

•
for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:  (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws;

•	if the proceeding was one by or in the right of the Company and the Indemnitee is adjudged to be liable to the Company; or

•
if the Indemnitee is adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in the Indemnitee’s corporate status.

The Company will not indemnify or advance expenses if a proceeding was brought by an Indemnitee, unless:  (i) the proceeding was brought to enforce indemnification under the Agreement, and then only with certain limitations, or (ii) the Company’s charter or bylaws, a resolution of the stockholders entitled to vote generally in the election of the Board of Directors, or an agreement approved by the Board of Directors to which the Company is a party, expressly provides otherwise.

Advance of Expenses

If an Indemnitee is, or is threatened to be, made a party to any proceeding, the Company will, without requiring a preliminary determination of his or her ultimate entitlement to indemnification, advance all reasonable expenses incurred by or on behalf of him or her in connection with certain proceedings and which relates to acts or omissions with respect to the performance of duties or services on behalf of the Company.  Such advance or advances will be made within ten days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding.  Such statement or statements will reasonably evidence the expenses incurred by the Indemnitee and will include or be preceded or accompanied by a written affirmation by the Indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Company has been met and there has been a written undertaking by or on behalf of the Indemnitee.

Determination of Entitlement to Indemnification

The Indemnitee will submit to the Company a written request with such documentation and information necessary to determine whether and to what extent he or she is entitled to indemnification.  The officer of the Company receiving any request will promptly advise the Board of Directors in writing that the Indemnitee has requested indemnification.  Upon written request for indemnification, a determination will promptly be made in the specific case.  If it is so determined that the Indemnitee is entitled to indemnification, payment to him or her will be made within ten days after such determination.  Any expenses incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination will be borne by the Company.  The Company will pay the reasonable fees and expenses of independent counsel, if one is appointed.

Duration of Agreement

The Agreements will continue until and terminate ten years after the date that the Indemnitee’s corporate status will have ceased, provided that the rights of the Indemnitee will continue until the final termination of any proceeding then pending or threatened in which the Indemnitee is granted rights of indemnification or advance of expenses.

The indemnification and advance of expenses provided by, or granted pursuant to, the Agreements will be binding upon and be enforceable by the parties and their respective successors and assigns, will continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at the request of the Company, and will inure to the benefit of the Indemnitee and the Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Item 5.02 Departure of  Directors or Certain Officers; Election of  Directors; Appointment of  Certain Officers; Compensatory Arrangements of  Certain Officers.

On December 29, 2011, our Board of Directors removed Sharon C. Kaiser as Chief Financial Officer, Treasurer, and Secretary of the Company and appointed Stephen I. Robie as our new Chief Financial Officer, Treasurer, and Secretary.  Ms. Kaiser currently serves as the Chief Financial Officer, Treasurer, and Secretary of Cornerstone Healthcare Plus REIT, Inc. (“CHP REIT”), and effective as of January 1, 2012, has accepted a position as the Chief Financial Officer of SpringLake Healthcare Capital, LLC, replacement advisor to CHP REIT.

Stephen I. Robie, age 43, will serve as the Company’s Chief Financial Officer, Treasurer, and Secretary.  Mr. Robie also serves as the Chief Operating Officer and Chief Financial Officer, Healthcare Real Estate Group, of Cornerstone Ventures, Inc., an affiliate of our advisor, and has held these positions since August 2011.  Mr. Robie has over twenty years of global real estate finance experience managing the financial operations of both high-growth, high-profit S&P 500 corporations and start-up, entrepreneurial ventures.  From 2008 to August 2011, Mr. Robie founded and served as managing partner of SIR Holdings, LLC, an entrepreneurial investment firm with focus on venture capital, real estate, and management consulting.  From 2004 to 2008, Mr. Robie served as Senior Vice President of Finance at HCP, Inc., an S&P 500 healthcare real estate investment trust.  From 1997 to 2004, Mr. Robie worked for General Electric Company and its commercial real estate division, GE Real Estate, where he served as Manager of Finance for GE Real Estate’s North America Equity Investments.  Prior to his affiliation with General Electric Company, Mr. Robie spent six years in public accounting at Arthur Andersen LLP, including serving as a manager for private and publicly-traded real estate companies.  Mr. Robie graduated magna cum laude with a Bachelor of Arts Degree in Economics from Tufts University in 1990 and earned a Masters of Business Administration Degree, with Distinction, in Finance and Accounting from the Stern School of Business at New York University.  Mr. Robie is also a Certified Public Accountant and a member of the AICPA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

Dated: January 5, 2012	By:	/s/ Terry G. Roussel
Terry G. Roussel,
Chief Executive Officer